UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 23, 2008
(Date of report)

October 17, 2008
(Date of earliest event reported)

SOTHEBY’S

(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-9750	38-2478409
(Commission File Number)	(IRS Employer Identification No.)

1334 York Avenue
New York, NY 10021
(Address of principal executive offices)

(212) 606-7000
(Registrant’s telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement

From time to time in the ordinary course of business, the Company will guarantee to consignors a minimum price in connection with the sale of property at auction (an “auction guarantee”). In the event that the property sells for less than the minimum guaranteed price, the Company must perform under the auction guarantee by funding the difference between the sale price at auction and the amount of the auction guarantee. If the property does not sell, the amount of the guarantee must be paid, but the Company has the right to recover such amount through the future sale of the property.

In October 2008, the Company held an autumn sales series in Hong Kong and a sale of Contemporary Art in London. The aggregate amount of auction guarantees related to property offered at these sales was approximately $60 million. As a result of certain of the guaranteed property failing to sell or selling for less than the minimum guaranteed price, the Company incurred a principal loss of approximately $15 million (pre-tax). The Company will recognize this loss in the third quarter of 2008 as these auction guarantees were outstanding as of September 30, 2008. As a result of the guaranteed property that failed to sell in these auctions, the Company will own inventory currently valued at approximately $11 million, which had an original mid-estimate sale price of approximately $14 million.

Subsequent to the Hong Kong and London sales discussed above and as of October 23, 2008, the Company had outstanding auction guarantees totaling $285.5 million. The Company’s financial exposure under these auction guarantees is reduced by $63.3 million as a result of risk sharing arrangements with unaffiliated partners. Substantially all of the property related to such auction guarantees is being offered at auctions in the fourth quarter of 2008. As of October 23, 2008, $81.9 million of the guaranteed amount had been advanced by the Company.

The Company’s current financial exposure under auction guarantees represents a 50% reduction from one year ago. In light of the current uncertainty in the global economy and volatility in the financial markets, the Company expects to continue to substantially reduce its use of auction guarantees until stability is restored in the global economy and financial markets. (See statement on Forward Looking Statements.)

FORWARD LOOKING STATEMENTS

This Form 8-K contains certain forward looking statements; as such term is defined in Section 21E of the Securities Exchange Act of 1934, as amended, relating to future events and the financial performance of the Company. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performance will differ materially from such predictions.

SIGNATURE

SOTHEBY'S

By:	/s/ Kevin M. Delaney

Kevin M. Delaney
Senior Vice President, Corporate
Controller and Chief
Accounting Officer

Date:	October 23, 2008